Exhibit 3.1
                          CERTIFICATE OF DESIGNATION OF
                       RIGHTS, PREFERENCES AND LIMITATIONS
                   OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                          WHITEWING ENVIRONMENTAL CORP.

         Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned hereby certifies that the Board of Directors of Whitewing Environmental Corp. (the "Company") duly approved the following Certificate of Designation of Series A Convertible Preferred Stock of the Company, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Convertible Preferred Stock are as follows:

         1. Designation and Rank; Definitions. (a) The Company shall be authorized to issue 400,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A"). The shares of the Series A (the "Shares") shall rank senior to all series of the Company's preferred stock and common stock, par value $.001 per share ("Common Stock").

                  (b) The following definitions shall be used herein:

                           (i) "Closing  Price" means the last trading price for
                  the Common Stock as reported by the NASD OTC Bulletin Board, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

                           (ii) "Conversion Price" means $.08 per share of Common Stock, subject to adjustment as set forth in Section 4 hereof.

                           (iii) "Dividend Rate" means eleven percent (11%) per Share, subject to adjustment as set forth in Section 2 hereof.

                           (iv) "Issuance Price" means $8.00 per Share.

                           (v) "Redemption Conditions" means each of the following conditions to a redemption of the Shares by the
                  Company: (i) the shares of Common Stock have had a Closing Price at or above $.75 per share (as adjusted for any stock dividends, stock distributions, splits, combinations or other recapitalizations) for not less than 30 consecutive trading days during the 45 day period preceding the date of the Redemption Notice (the "Redemption Measuring Period"), (ii) the average daily trading volume during the Redemption Measuring Period has exceeded 75,000 shares, and (iii) the resale of the shares of Common Stock issuable upon conversion of the Shares are (a) registered with the United States Securities and Exchange Commission (the "Commission") for
                  resale to the public under an effective registration statement, or (b) saleable pursuant to an exemption to the registration requirements of the Securities Act of 1933, as amended, including without limitation, Rule 144 promulgated thereunder.

                           (vi) "Required Registration Statement" means that certain registration statement to be filed by the Company with the Commission covering the resale of the shares of Common Stock issuable upon conversion of the Shares.

                           (vii) "Target  Effective  Date" means March 31, 2004,
                  or such later date as may be approved as set forth in Section 2(c) hereof.

         2.       Dividend Provisions.

                  (a) The holders of the Shares shall receive an annual cumulative dividend on each Share equal to the Dividend Rate in effect on the Dividend Date multiplied by the Issuance Price, payable annually to all holders of the Shares as of December 31 (the "Dividend Date"), in kind, in the form of shares of Common Stock, or at the election of the Company, in cash from funds legally available therefor; provided, however, that with respect to the annual dividend payable for the years ending December 31, 2004 and 2005, each holder may elect to receive the dividend in kind, in the form of shares of Common Stock, or in cash from funds legally available therefor. If dividends on the Shares are to be paid in kind, holders of the Shares as of the Dividend Date shall be entitled to receive eleven (11) shares of Common Stock for each one (1) Share owned, as adjusted pursuant to Section 2(b) hereof and for any stock dividends, stock distributions, splits, combinations or other recapitalizations. In lieu of issuing fractional shares of Common Stock when dividends are paid in kind, any fractional shares of Common Stock due to a holder of Shares shall be rounded up to the nearest whole share of Common Stock. Payment of dividends to holders of the Shares entitled thereto shall be made within thirty (30) days following the Dividend Date. Dividends for the period between the date of issuance of the Shares and December 31, 2003 shall be pro rated based upon the actual number of days elapsed, assuming a 360 day year.

                  (b) In the event that the Company fails to have the Required Registration Statement declared effective by the Commission by the Target Effective Date, the Dividend Rate shall be increased by two percent (2%) for each whole calendar month during which the Required Registration Statement is not declared effective by the Commission; provided however, that in no event shall the Dividend Rate exceed twenty percent (20%). In such an event, if the dividends on the Shares are to be paid in kind, the holders of the Shares as of the Dividend Date shall be entitled to receive two (2) additional shares of Common Stock for each one (1) Share owned for each whole calendar month during which the Required Registration Statement is not declared effective by the Commission; provided however, that in no event shall the holders of Shares be entitled to receive more than twenty (20) shares of Common Stock per Share owned. Upon the Required Registration Statement being declared effective by the
Commission: (i) the Dividend Rate shall be immediately reduced to eleven percent (11%) and the number of shares of Common Stock that may be received as a pay in kind dividend shall be immediately reduced to eleven (11) shares of Common Stock.

         3.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per Share equal to the greater of: (i) $16.00 for each outstanding Share plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or other recapitalizations), or (ii) the amount such holders would be entitled to receive had they converted the Shares held by them into shares of Common Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Shares in proportion to the amount of such stock owned by each such holder.

                  (b) Upon completion of the distribution required by subsection
(a) of this Section 3 and any other distribution that may be required with respect to a series of preferred stock that may from time to time come into existence, all of the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

         4. Conversion. The holders of the Shares shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Issuance Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

                  (b) Mechanics of Conversion. Before any holder of the Shares shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the shares of Common Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue and deliver at such office to such holder of the Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be converted. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (c)  Conversion   Price  Adjustment  for  Certain  Splits  and
Combinations. The Conversion Price of the Shares shall be subject to adjustment from time to time as follows:

                           (i) In the  event the  Company  should at any time or
from time to time after the issuance date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Shares shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Share shall be increased in proportion to such increase in shares of Common Stock outstanding.



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

                           (ii)  If  the  number  of  shares  of  Common   Stock
outstanding at any time after the issuance date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Shares shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Other Distributions. In the event the Company shall declare a distribution payable in securities of other entities, evidences of indebtedness issued by the Company or other entities, assets or options or rights not referred to in Section 4(c), then, in each such case for the purpose of this Section 4(d), the holders of the Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their Shares are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Shares shall thereafter be entitled to receive upon conversion of the Shares the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Shares after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Shares) shall be applicable after that event as nearly equivalent as may be practicable.

                  (f)  Conversion   Price   Adjustments  for  Certain   Dilutive
Issuances

                           (i) In the event the Company at any time or from time
to time after the issuance date, fixes a record date for the issuance of any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(f), unless otherwise provided in this Section 4(f).

                                    (A)   Adjustment   Formula.   Whenever   the
Conversion Price is adjusted pursuant to this Section (4)(f), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Closing Price; and (y) the denominator of which shall be the number of shares of Outstanding
Common plus the number of shares of such Additional Stock (as hereinafter defined). For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4
(f)(D) below.

                                    (B)  Definition of "Additional  Stock".  For
purposes of this Section 4(f), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(f)(D) by the Company after the date hereof) other than:

                                             (1) Common Stock issued pursuant to
a transaction described in Section 4(c) above;

                                             (2) Common Stock issuable or issued
to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company;

                                             (3) Capital stock, debt instruments
convertible into capital stock or options or warrants to purchase capital stock, issued to financial institutions, investors or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided that the terms of such transaction or transactions are approved by the Board of Directors of the Company;

                                             (4) Capital stock, debt instruments
convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company;

                                             (5) Shares of Common  Stock  issued
or issuable upon conversion of the Shares or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of September 10, 2003; and

                                             (6) Shares of Common  Stock  issued
or issuable in a transaction approved in advance by the holders of more than 50% of the then outstanding Shares.

                                    (C) Determination of  Consideration.  In the
event the Company issues shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors. Whenever there is such a determination of fair value of any non-cash consideration, such determination may be challenged in good faith by the holders of at least a majority of the Shares, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by the Company and acceptable to the holders of the Shares.

                                    (D) Deemed Issuances of Common Stock. In the
case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(f): (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(f)(C), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                             (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(f)(C).

                                             (3) In the  event of any  change in
the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                             (4) Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                             (5) The  number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(f)(D)(1) and 4(f)(D)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(f)(D)(3) or 4(f)(D)(4).

                                    (E)   No   Increased    Conversion    Price.
Notwithstanding any other provisions of this Section 4(f), except to the limited extent provided for in Sections 4(f)(D)(3) and

4(f)(D)(4), no adjustment of the Conversion Price pursuant to this Section 4(f) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Shares against impairment.

                  (h) No Fractional Shares and Certificate as to Adjustments.

                           (i) No  fractional  shares  shall be issued  upon the
conversion of any share or shares of the Shares, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Shares the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii)  Upon  the  occurrence  of  each  adjustment  or
readjustment of the Conversion Price of the Shares pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Shares, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time or any holder of Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of the Shares at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Shares.

                  (i) Notices of Record Date.  In the event of any taking by the
Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date an which any such record is to be taken far the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Shares, in addition to such other remedies as shall be available to the holder of such Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall he sufficient for such purposes.



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

                  (k) Notices.  Any notice  required by the  provisions  of this
Section 4 to be given to the holders of Shares shall be deemed given three (3) days after the date it is deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Company.

         5. Voting Rights. The holders of the Shares shall have the right to vote, from time to time on an as-converted basis (as adjusted pursuant to the terms hereof), with the holders of Common Stock on all matters submitted to a vote of Company stockholders. In addition, the Company shall not, without the prior written approval of the holders of at least a majority of the then issued and outstanding Shares, voting as a separate class:

                  (a) issue or create any series or class of equity securities with rights superior to or on a parity with the Shares or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Shares so as to make the rights or preferences of such series or class equal or senior to the Shares;

                  (b) declare any dividends on shares of the capital stock of the Company;

                  (c) effect any exchange or reclassification of any stock affecting the holders of the Shares or a recapitalization involving the Company and its subsidiaries taken as a whole; (d) effect any amendment of the Company's Certificate of Incorporation or Bylaws which would materially and adversely effect the rights of the holders of the Shares;

                  (e) amend, alter, or repeal the preferences, special rights, or other powers of the Shares so as to adversely effect the holders of the Shares;

                  (f) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company; or any consolidation or merger involving the Company; or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of; or engage, or permit any subsidiary of the Company to engage, in any business other than the business engaged in or proposed to be engaged in by the Company or any such subsidiary on the issuance date of the Shares and any businesses or activities substantially similar or related to, or an extension of, any such businesses; or make any agreement or become obligated to do any of the foregoing;

                  (g) commence any case, proceeding or other action seeking protection for the Company as debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Company as a debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the



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

appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for a substantial portion of its assets; any assignment for the benefit of the creditors of the Company; or the admission in writing that the Company is unable to pay its debts as they mature or that the Company is not paying its debts as they become due;

                  (h) incur any secured or unsecured indebtedness outside the ordinary course of business; and

                  (i) increase the total value of compensation of any executive officer of the Company (whether through cash, equity incentives, perquisites or otherwise) in excess of 25% over the last publicly reported value.

                  Voting rights with respect to items (g) through (i) above shall terminate upon the full repayment or conversion of that certain 8% convertible promissory note issued to Columbus Nova, dated as of March 7, 2003, in the aggregate principal amount of $500,000.

         6. Redemption.

                  (a) Redemption Option. Only following the satisfaction of the Redemption Conditions, the Company may, at the option of its Board of Directors, redeem all, but not less than all, of the Shares, out of funds legally available therefor by paying the Redemption Price (as hereafter defined) in cash for each Share then redeemed.

                  (b) Redemption Price. The Redemption Price under this Section 6 shall be $.08 per Share, subject to adjustment for any stock distribution, stock dividend, splits, combinations or other recapitalizations as provided for in Sections 4(c), (d) and (e) hereof.

                  (c) Notice. Notice of any proposed redemption of Series A Preferred Stock pursuant to this Section shall be given by the Company by sending by certified mail, postage prepaid, a copy of such notice (the
"Redemption Notice") at least 30 days prior to date on which it proposes to redeem the stock (the "Redemption Date") to the holders of record of the Shares, at their respective addresses appearing on the books of the Company or given by such holder to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Redemption Date to which such notice relates, the Redemption Price per share, the record date for purposes of such redemption and the date on which such holder's right to convert into Common Stock pursuant to Section 4 hereof will terminate as to such Shares, and shall call upon such holder to surrender to the Company on said Redemption Date at the place designated in the notice such holder's certificate or certificates representing the Shares to be redeemed.

                  (d) Payment. On the Redemption Date, the funds legally available therefor shall be used to redeem the Shares from the holders thereof at the Redemption Price.

                  (e) Redemption Procedures. On or after a Redemption Date, each holder of Shares shall surrender the certificate evidencing such Shares to the Company, or its agent, at the place designated in the notice and shall thereupon be entitled to receive payment of the Redemption Price therefor. The Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificates or certificates as the owner thereof, and each surrendered certificate shall be cancelled.

                  (f) Deposit of Redemption Price. Within ten (10) days following the Redemption Date, the Company shall deposit the Redemption Price of all Shares not yet converted into shares of Common Stock with a reputable commercial bank, trust company, exchange or transfer agent (the "Agent") for the benefit of the respective holders of the Shares with irrevocable instructions and authority to the Agent to pay the Redemption Price for such Shares to their respective holders upon receipt of notification from the Company that such holder has surrendered his or its Share certificate to the Company. Such instructions shall also provide that any monies deposited by the Company pursuant to this Section 6(f) for the redemption of Shares shall be returned to the Company on the Deposit Termination Date (as hereinafter defined). The balance of any monies deposited by the Company pursuant to this paragraph (f) remaining unclaimed at the expiration of one year following the Redemption Date (the "Deposit Termination Date") shall be returned by the Agent to the Company and shall thereafter be delivered to the holders of the Shares entitled thereto upon receipt by the Company of the Share certificates therefor.

                  (g) Termination of Rights. From and after the Redemption Date (unless default be made by the Company in payment of the Redemption Price) then, notwithstanding that the certificates evidencing any Shares so called for redemption shall not have been surrendered, all rights of the holders thereof with respect to the Shares so called for redemption shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price upon surrender of their certificate therefor.

                  (h) Retirement of Series A Preferred Stock. All Shares redeemed pursuant to this Section 6 shall be retired and canceled and shall not be reissued, and the Company may from time to time take appropriate action as may be necessary to reduce the authorized Series A accordingly.

                  (i) Purchase of Stock. Nothing herein contained shall prevent or restrict the purchase by the Company, from time to time either at public or private sale, all the Shares at such price or prices as the Company may determine, subject to the provisions of applicable law.

         7. Status of Redeemed or Converted Stock. In the event the Shares shall be converted pursuant to Section 4 hereof, or redeemed pursuant to Section 6 hereof, the Shares so converted or redeemed may (but not, for the avoidance of doubt, the shares of Common Stock thereunder), in the discretion of the Company's Board of Directors, be canceled or issued by the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 30th day of September, 2003.

                                      WHITEWING ENVIRONMENTAL CORP.



                                      By: /s/ Norman Raben
                                          --------------------------------------
                                          Name: Norman Raben
                                          Title: Executive Vice President and
                                                 Secretary
                                          Address: 730 Grand Avenue, Suite 1F
                                                   Ridgefield, NJ 07657